EXHIBIT 3.1

ARTICLES OF INCORPORATION

OF

JRSIS HEALTH CARE CORPORATION

The undersigned Incorporator hereby subscribes to and adopts these Articles of Incorporation for the purpose of organizing a business corporation for profit under the Florida Business Corporation Act, Florida Statutes Chapter 607.

ARTICLE I

CORPORATE NAME

The name of this Corporation shall be:

JRSIS HEALTHCARE CORPORATION

ARTICLE II

PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and the mailing address of this Corporation is: 1st -7th Floor, Industrial and Commercial Bank Building, Xingfu Street, Hulan Town, Hulan District, Harbin City, Heilongjiang Province, China 150025.

ARTICLE III

NATURE OF CORPORATE BUSINESS

The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

ARTICLE IV

CAPITAL STOCK

The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at any one time shall be one hundred million (100,000,000) shares of common stock having a par value of $0.001 per share.

ARTICLE V

TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE VI

INITIAL REGISTERED OFFICE AND AGENT

The address of the initial Registered Office of this Corporation is Gateway Center, 1000 Legion Place, Suite 1200, Orlando, FL 32801. The name of the initial Registered Agent of this Corporation at that address is Miller, South & Milhausen, P.A., c/o William D. O’Neal, Esq.

ARTICLE VII

BOARD OF DIRECTORS

The business of this Corporation shall be managed by its Board of Directors. The initial Board of Directors shall consist of four (4) members. The names and addresses of the members of the first Board of Directors are:

Junsheng Zhang

1st -7th Floor, Industrial and Commercial Bank Building,

Xingfu Street, Hulan Town, Hulan District, Harbin City,

Heilongjiang Province, China 150025

Lihua Sun

1st -7th Floor, Industrial and Commercial Bank Building,

Xingfu Street, Hulan Town, Hulan District, Harbin City,

Heilongjiang Province, China 150025

Xuewei Zhang

1st -7th Floor, Industrial and Commercial Bank Building,

Xingfu Street, Hulan Town, Hulan District, Harbin City,

Heilongjiang Province, China 150025

Yanhui Xing

1st -7th Floor, Industrial and Commercial Bank Building,

Xingfu Street, Hulan Town, Hulan District, Harbin City,

Heilongjiang Province, China 150025

The members of the First Board of Directors shall hold office until their respective successors are elected and qualified in accordance with or as otherwise provided by the Bylaws of this Corporation. The number of Directors of this Corporation set forth in these Articles of Incorporation shall be the authorized number of Directors until that number is changed by or in accordance with the Bylaws of this Corporation.

ARTICLE VIII

INCORPORATOR

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The name and street address of the person signing these Articles of Incorporation as the Incorporator is:

William D. O’Neal, Esq.

Gateway Center

1000 Legion Place

Suite 1200

Orlando, FL 32801

IN WITNESS WHEREOF, I, the undersigned, being the Incorporator hereinbefore named, for the purpose of forming a corporation for profit to do business under the laws of Florida, have executed these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, on this 20th day of November 2013.

_

/s/ William D. O’Neal, Incorporator

JRSIS HEALTH CARE CORPORATION

CERTIFICATE OF DESIGNATION OF

REGISTERED AGENT AND REGISTERED OFFICE

Pursuant to the provisions of Section 607.0501 of the Florida Statutes, the undersigned Corporation, organized under the laws of the State of Florida, submits the following statement in designating the Registered Office and Registered Agent of the Corporation in the State of Florida:

1. The name of the Corporation is: JRSIS HEALTH CARE CORPORATION

2. The name and address of the Registered Agent and Registered Office of the Corporation is:

Miller, South & Milhausen, P.A.

c/o William D. O’Neal, Esq.

Gateway Center

1000 Legion Place, Suite 1200

Orlando, FL 32801

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Telephone (407) 539-1638

Facsimile (407) 539-2679

 JRSIS Health Care Corporation

By: /s/ William D. O’Neal, Esq., Incorporator

Miller, South & Milhausen, P.A. (c/o William D. O’Neal, Esq.), having a business address identical with the registered office of Berger Creative Associates, Inc., Gateway Center, 1000 Legion Place, Suite 1200, Orlando, FL 32801, and having been named the Registered Agent of Berger Creative Associates, Inc., the above stated Corporation, at the place designated in this certificate, hereby accepts the appointment as Registered Agent, agrees to act in this capacity and is familiar with and accepts the obligations of the position of Registered Agent under Florida Statutes Section 607.0505.

Dated: November 20, 2013                    /s/Miller, South & Milhausen, P.A.

By: /s/ William D. O’Neal, Esq.

As filed November 21, 2013 with the Nevada Secretary of State

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